Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Tony Brausen	Kathryn Lovik
Vice President and Chief Financial Officer 763-540-1553	Director, Communications 763-540-1212

TENNANT ANNOUNCES PENDING MANAGEMENT CHANGES

        MINNEAPOLIS, Minn., Oct. 27, 2005—Tennant Company (NYSE: TNC) today announced that Tony Brausen, 46, will resign as chief financial officer after year-end. Brausen has agreed to stay with the company until at least early January to facilitate a smooth transition. The company will initiate an immediate search for his successor, and will consider internal and external candidates.

        “My decision to leave Tennant comes at a perfect time in my career to explore new opportunities,” said Brausen. “I have truly enjoyed the years I have spent at Tennant, and I am confident that I will be leaving the company’s finance function in highly competent hands.”

        Tennant also announced that its general counsel, Eric Blanchard, 49, plans to accept a position with another company and will leave Tennant after year-end. In addition to his general counsel responsibilities, Eric has overseen Tennant’s international business (excluding Europe) and led the company’s new business development and strategic planning functions. Succeeding him as general counsel will be Heidi Hoard, 54, who has worked at Tennant for two years as assistant general counsel and was previously vice president, general counsel of the Musicland Group, Inc.

        “I have been privileged to work closely with Tony and Eric, and I have appreciated their strong leadership and strategic contributions to the company’s growth and success,” said Janet Dolan, Tennant’s president and chief executive officer. “Tony’s accomplishments include building a strong global finance team, playing a key role in Tennant’s profitability improvement, and establishing a critical economic profit financial management and measurement system. Eric has been instrumental in leading our lean manufacturing initiative and provided leadership to our international business, while building a solid legal department. We wish them both every success in their future endeavors.”

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2—Tennant Announces Pending Management Changes

Company Profile

        Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; and coatings for protecting, repairing and upgrading concrete floors. Tennant’s global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn., Holland, Mich., Uden, The Netherlands and Northampton, United Kingdom and sells products directly in 15 countries and through distributors in more than 50 countries. For more information, visit www.tennantco.com.

        This news release contains statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: the potential for soft markets in certain regions, including North America, Asia, Latin America and Europe; geo-political and economic uncertainty throughout the world; changes in laws and regulations, including changes in accounting standards and taxation changes, such as the effects of the American Jobs Creation Act of 2004; inflationary pressures; the potential for increased competition in our business; the relative strength of the U.S. dollar, which affects the cost of our products sold internationally; fluctuations in the cost or availability of materials; the success and timing of new products; our ability to achieve projections of future financial and operating results; successful integration of acquisitions; the ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; unforeseen product quality problems; the effects of litigation, including threatened or pending litigation; our ability to sell our Maple Grove, Minn., plant and benefit from production reallocation plans and our plans for growth. We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant’s results, please see the company’s Securities and Exchange Commission filings.

        We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider that any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

        Tennant will host a conference call to discuss its quarterly results today, October 27, 2005, at 10:00 a.m. Central Time. The conference call will be available via webcast on the investor portion of Tennant’s Web site. To listen to the call live on the Web, go to www.tennantco.com at least 15 minutes before the scheduled start time and, if necessary, download and install audio software. A taped replay of the conference call will be available at www.tennantco.com for about two weeks after the call.

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